UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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MISCOR GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

Notice of Annual Meeting of Shareholders
To Be Held on May 14, 2009

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2009 Annual Meeting of Shareholders of MISCOR Group, Ltd. (“MISCOR”), on Thursday, May 14, 2009 at 10:00 a.m., Eastern Time, at the offices of Barnes & Thornburg, LLP, 100 North Michigan Street, South Bend, Indiana. Registration will begin at 9:00 a.m. The purposes of the meeting are –

●	Election of Director. To elect one member of our Board of Directors who will hold office for a three-year term expiring in 2012;

●	Ratification of Auditors. To ratify the appointment of Asher & Company, Ltd. as independent registered public accounting firm for MISCOR for the year ending December 31, 2009; and

●	Other Business. To consider and act upon any other business that may properly come before the annual meeting or any adjournments of the meeting.

You may vote at the meeting if you are a shareholder of record at the close of business on March 26, 2009. Please read the accompanying proxy statement carefully so that you will have information about the business to be presented at the meeting. A proxy card and a copy of our 2008 Annual Report to Shareholders, which includes our financial statements, also accompany this notice.

Your vote is important.  Whether or not you plan to attend the meeting, please vote your shares by mail, telephone or Internet. The enclosed proxy card contains instructions on how to cast your vote. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.

Thank you for your support of MISCOR Group, Ltd. I look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

South Bend, Indiana April 29, 2009	John A. Martell Chief Executive Officer, President and Chairman of the Board

Important Notice Regarding Availability of Proxy Materials for the 2009 Annual Meeting of Shareholders to be held on May 14, 2009: A full set of proxy materials is enclosed with this Notice. In addition, our proxy statement and 2008 Annual Report to Shareholders are available at http://www.proxyvote.com.

1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

Proxy Statement

for the
Annual Meeting of Shareholders

To Be Held on May 14, 2009

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of MISCOR Group, Ltd., an Indiana corporation (“MISCOR,” “we,” “us,” or “our”), to be used at our 2009 Annual Meeting of Shareholders and at any adjournments of the meeting. The meeting is scheduled to be held as follows:

Thursday, May 14, 2009
10:00 a.m., Eastern Time
Barnes & Thornburg LLP Conference Center
100 North Michigan Street
South Bend, Indiana 46601

We are first sending this proxy statement and the accompanying form of proxy to shareholders on or about April 29, 2009.  This proxy statement and our 2008 Annual Report to Shareholders are also available at http://www.proxyvote.com.

Information about the Annual Meeting and Voting

What proposals will shareholders vote on at the meeting?

At the meeting, our shareholders will consider and vote on the following matters:

●	Election of Director. The election of one member of our Board of Directors to serve a three-year term expiring in 2012;

●	Ratification of Auditors. The ratification of the appointment of Asher & Company, Ltd. as the independent registered public accounting firm for MISCOR for the year ending December 31, 2009; and

●	Other Business. Any other business that may properly come before the meeting or any adjournment of the meeting.

Who is entitled to vote?

Only shareholders of record as of March 26, 2009 (the “Record Date”) may vote at the meeting. According to Registrar and Transfer Company, our transfer agent, on the Record Date there were 11,749,418 shares of common stock issued and outstanding. On any matter submitted to the shareholders for a vote, each holder of our common stock is entitled to one vote for each share recorded in his/her name on our books as of the Record Date.

What happens if additional matters are presented at the meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the individuals named as proxies on the proxy card will have the discretion to vote your shares on any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote FOR the director nominee, and FOR the ratification of Asher & Company, Ltd. as our independent registered public accounting firm.

What are broker non-votes?

Generally, broker non-votes occur when shares held for a beneficial owner in “street name” (that is, by a broker, bank or other nominee, which we refer to as your “broker”) are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of directors and the ratification of auditors, without instructions from the beneficial owner of those shares.

What vote is required for each proposal?

The director nominee receiving the highest number of votes will be elected. Votes may be cast in favor of or withheld with respect to the nominee. Abstentions, broker non-votes and votes that are withheld will not be included in the vote count and will have no effect on the outcome of the vote.

For the appointment of Asher & Company, Ltd., as our independent registered public accounting firm to be ratified, and for any other matter that may be properly presented at the meeting to be approved, the holders of the outstanding shares of common stock of MISCOR must cast more votes favoring the action than votes cast opposing the action. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposals.

How do I vote my shares?

You may vote your shares using one of the following methods:

●	by Internet at the web site shown on the proxy card,
●	by telephone using the toll-free number shown on the proxy card, or
●	by completing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

We must receive votes submitted through the Internet or by telephone by 11:59 p.m., Eastern Time, on May 13, 2009. Internet and telephone voting are available 24 hours a day. If you use one of those methods, you do not need to return a proxy card. Submitting your voting instructions by any of the above methods will not affect your right to attend the Annual Meeting and vote in person.

If you vote by phone or via the Internet, please have your social security number and proxy or voting instruction card available. The sequence of numbers appearing on your proxy card and your social security number are necessary to verify your vote.

If you submit your proxy by one of the above methods and indicate how you wish to vote, your shares will be voted as you direct. If you submit your proxy but do not indicate how you wish to vote, your shares will be voted FOR the director nominee, FOR the ratification of Asher & Company, Ltd. as our independent registered public accounting firm, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting.

May I revoke or change my vote after I have submitted my proxy?

You may change or revoke your vote at any time before it is counted at the meeting by:

●	notifying our Secretary in writing at 1125 South Walnut Street, South Bend, Indiana 46619, that you wish to revoke your proxy;
●	submitting a later dated proxy by Internet or telephone (before 11:59 p.m. Eastern Time on May 13, 2009) or by mail; or
●	attending the meeting and voting in person.

Attending the meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above to revoke your proxy. If you hold your shares in “street name,” you must contact your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

How do I vote my shares if they are held in “street name”?

If you hold your shares in “street name,” you should receive a proxy or telephonic or electronic instructions from your broker asking you how you wish to vote your shares. If you do not, you may contact your broker and obtain a proxy from them.

If you do not instruct your broker how to vote your shares, they may vote the shares only if the proposal is a matter on which they have discretion, such as the election of directors and ratification of auditors.

May I vote my shares in person at the meeting?

If you are a shareholder of record, you may attend the meeting and vote in person. If you hold shares in “street name” and would like to attend the meeting and vote in person, you will need to contact your broker, obtain a proxy from them and bring it to the meeting.

What if I submit my proxy but do not provide voting instructions?

If you specify a choice, the proxy will be voted as specified. If you submit a proxy but do not specify a choice, your shares will be voted FOR the election of the director nominee and FOR ratification of Asher & Company, Ltd. as our independent registered accounting firm. In all cases, a proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

What if I abstain from voting?

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote at the meeting, an abstention has the effect of a vote against a proposal but has no effect on the election of directors or the ratification of auditors.

How many shares must be represented at the meeting to constitute a “quorum”?

A majority of the outstanding shares must be present at the meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the meeting to be held. If you properly submit your proxy, you will be counted as being present, even if you abstain from voting. We will also count broker non-votes as being present for purposes of determining a quorum.

Where can I find voting results of the meeting?

We expect to announce preliminary results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009 or in an earlier-filed report on Form 8-K.

How do I obtain additional information about MISCOR?

With this proxy statement, we are sending you our 2008 Annual Report to Shareholders, which includes our financial statements for the fiscal year ended December 31, 2008. If you did not receive our Annual Report, we will send it to you without charge. This proxy statement and our 2008 Annual Report to Shareholders are also available on the web at http://www.proxyvote.com.  The Annual Report includes a list of important documents that we have filed as exhibits with the Securities and Exchange Commission (the “SEC”), but does not include copies of the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please send your written request by facsimile to our Secretary at (574) 232-7648 or by mail to:

MISCOR Group, Ltd.
1125 South Walnut Street
South Bend, Indiana 46619
Attn:  Secretary

In addition, you may obtain our public filings without charge from the SEC’s web site at http://www.sec.gov.

Proposal 1: Election of Director

Our Board of Directors currently consists of three members. The directors are divided into three classes. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually. The number of directors is set from time to time by resolution adopted by a majority of the Board. One of our principal shareholders, through Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”), has the right to appoint members to our Board of Directors as follows:

●
if Tontine or its affiliates hold at least 10% of our outstanding common stock, and the Board consists of five or fewer directors, Tontine has the right to appoint one person to our Board of Directors; and

●	if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of six or more directors, Tontine has the right to appoint two persons to our Board of Directors.

We also agreed that, for as long as Tontine has the right to appoint directors, the number of directors on our Board will not exceed seven. Our Board currently consists of three directors.

The nominee for director this year is John A. Martell, who is a current director. If the shareholders elect Mr. Martell at the meeting, his term will expire in 2012. Mr. Martell is not related to any other director or named executive officer of MISCOR by blood, marriage or adoption. The Board of Directors did not select Mr. Martell pursuant to any arrangements or understandings between Mr. Martell and any other person.

Mr. Martell will be elected if he receives the highest number of affirmative votes. Abstentions, broker non-votes and votes that are withheld will not be included in the vote count and will have no effect on the outcome of the vote.

If any persons are nominated other than by the Board of Directors (which we do not expect to occur), absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to elect the Board’s nominee. If Mr. Martell is unable to serve as director, it is intended that each proxy will be voted for the election of any substitute nominee designated by the Board of Directors. To the best of our knowledge, we have no reason to believe that Mr. Martell will be unable to serve as a director.

The Board of Directors recommends that shareholders vote FOR John A. Martell.

Current Directors and Director Nominee

Presented below is information about the director nominee and the directors continuing in office. None of the current directors are related to any other director or named executive officer of MISCOR by blood, marriage or adoption. The Board of Directors did not select any current director pursuant to any arrangement or understanding between the current director and any other person.

John A. Martell (age 53) is the founder of our company and has been Chairman of the Board, Chief Executive Officer and President since April 2004. Mr. Martell has been Chief Executive Officer of our subsidiary Magnetech Industrial Services, Inc. since November 2001, President of our subsidiary Martell Electric, LLC since December 2001, President of our subsidiary Ideal Consolidated, Inc. since October 2008, President of our subsidiary HK Engine Components, LLC since February 2005, and Chief Executive Officer of our subsidiary American Motive Power, Inc. since January 2008. Mr. Martell is registered as a Professional Engineer in Indiana and Michigan.

William J. Schmuhl, Jr. (age 65) has been a director of our company and a member of the Compensation Committee of our Board since October 2005. He is currently a member of the teaching faculty in the Mendoza College of Business at the University of Notre Dame. He also serves as Chairman of Heywood Williams USA, Inc., a manufacturer and distributor of products for the manufactured housing and recreational vehicle industries, where he has served since 1996. Mr. Schmuhl is also a director of Heywood Williams Group, PLC, a UK-based specialty distributor, JSJ Corporation, a manufacturer of automotive parts, furniture, and specialty products, Rieth-Riley Construction, Inc., a paving contractor, and Thakar Aluminum Corporation, a manufacturer of secondary billet for the aluminum extrusion market. He is an attorney and certified public accountant. His term as director will expire in 2010.

Richard A. Tamborski (age 60) has been a director of our company and chairman of the Compensation Committee of our Board since October 2005. In December 2007, Mr. Tamborski was appointed as Executive Vice President and Chief Operating Officer of MISCOR. Mr. Tamborski has been President and Chief Operating Officer of our subsidiary American Motive Power, Inc. since January 2008. From July 2001 to January 2008, Mr. Tamborski was Vice President of Operations for Alstom Transports Train Life Services, a division of Alstom, a global power and transportation manufacturer based in France. From 2000 to 2001, Mr. Tamborski was Vice President of Sourcing and Logistics for Wabtec Corp., a supplier of components and services to the rail and transit industries.  His term as director will expire in 2011.

Corporate Governance

We are committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern our business.

Director Independence

Our Board of Directors considers the independence of each of the directors under the listing standards of The NASDAQ Stock Market. Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between MISCOR or our subsidiaries and the directors, members of their immediate families, or entities in which the directors have a significant interest, including the transactions described below under “Transactions with Certain Related Persons.” The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent. Under the above standards, the Board determined that current director William J. Schmuhl, Jr. is independent, and that John A. Martell, our Chief Executive Officer, President and Chairman of the Board, and Richard A. Tamborski, our Executive Vice President and Chief Operating Officer, are not independent.

Meetings of the Board of Directors

During 2008, our Board of Directors met four times and took action by written consent nine times. No director attended less than 75% of the Board meetings or the meetings of any committee on which he served during 2008. The Board does not have a formal policy regarding director attendance at the 2009 Annual Meeting of Shareholders, however each director has indicated that he intends to attend the meeting. We will make all appropriate arrangements for directors who attend.  All of our directors attended our 2008 Annual Meeting of Shareholders.

Committees of the Board of Directors

Audit Committee Function.  Our Board of Directors does not have a separate audit committee. Rather, the functions typically performed by an audit committee are performed by our entire Board. This arrangement allows each of our directors to participate in and contribute to these important functions, and increases their familiarity with our business and operations.  Although we do not having a separate audit committee, we have designated Mr. Schmuhl as our “audit committee financial expert” as defined under SEC rules. Mr. Schmuhl is “independent” under the listing standards of The NASDAQ Stock Market which, for purposes of determining the independence of audit committee members, also incorporate the standards of the SEC included in Rule 10A-3(b)(1) under the Exchange Act. Neither Mr. Martell nor Mr. Tamborski are independent under these standards.

Our Board of Directors intends to establish a separate Audit Committee.  In preparation for establishing an Audit Committtee, our Board of Directors adopted an Audit Committee Charter at its meeting on November 12, 2008.  Although the Audit Committee has not been formed, the preliminary Audit Committee Charter is available on our website at http://www.miscor.com.  Until the Audit Committee is formed, our Board will continue its audit committee function without a specific charter.

Nominating Committee Function.  Our Board of Directors does not have a separate nominating committee. Rather, our entire Board performs the functions typically performed by a nominating committee. This allows each director to be involved in the process of identifying and assessing nominees and any appropriate qualification standards. The Board has not set specific, minimum qualifications that nominees must meet to be nominated for election to the Board of Directors, but will evaluate each nominee based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. The Board seeks input from individual members of the Board in identifying possible candidates, and, in its discretion, may engage one or more search firms to assist in the recruitment of director candidates. The Board will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the Board for election at our 2010 Annual Meeting of Shareholders should follow the process detailed in the section entitled “Additional Information – Director Nominations by Shareholders for 2010 Meeting” in this proxy statement.

Our Board of Directors intends to establish a separate Governance and Nominating Committee.  In preparation for establishing a Governance and Nominating Committtee, our Board of Directors adopted a Governance and Nominating Committee Charter at its meeting on November 12, 2008.  Although the Governance and Nominating Committee has not been formed, the preliminary Governance and Nominating Committee Charter is available on our website at http://www.miscor.com.  Until the Governance and Nominating Committee is formed, our Board will continue its nominating committee function without a specific charter.

Compensation Committee.  The Board of Directors established the Compensation Committee and adopted a committee charter in October 2005. The current members of the Compensation Committee are Mr. Tamborski (Chairman) and Mr. Schmuhl. The Compensation Committee’s charter is available on our website at http://www.miscor.com. The Compensation Committee met four times in 2008.

The Compensation Committee reviews and approves our compensation goals and objectives for our Chief Executive Officer and our other executive officers. The Compensation Committee evaluates the performance of our executive officers in light of those goals and objectives, and determines and approves the appropriate level and structure of the executive officers’ compensation based on this evaluation. The Compensation Committee also makes recommendations to the full Board of Directors regarding compensation of our directors, and recommends and directs the implementation and administration of our incentive and equity-based compensation plans.

John A. Martell, our Chief Executive Officer, President and Chairman of the Board, evaluates the performance of each of the other executive officers annually. He confers with the Compensation Committee and makes compensation recommendations for each executive officer’s total compensation. The Compensation Committee can adopt or amend the recommendations of Mr. Martell.

In determining and approving the salaries of our executive officers, the Compensation Committee may access and review compensation data for comparable industrial and manufacturing companies in the Midwest. In determining 2008 compensation, the Compensation Committee did not elect to review any such surveys. The Compensation Committee has the authority under its charter to retain outside consultants or advisors to assist the Committee. The Compensation Committee elected not to engage outside consultants or advisors in 2008. The Compensation Committee meets annually, or on an as needed basis, to review the compensation of all executive officers.

Communications with the Board of Directors

Shareholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Board of Directors, may do so by writing to the attention of our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619. Our Board of Directors has implemented a process for handling correspondence received by us and addressed to members of the Board. Under that process, our Secretary has been instructed to promptly forward to the Board copies of all communications that, in the opinion of the Secretary, deal with the functions of the Board or committees of the Board, or that he otherwise determines require their attention.

Executive Officers

The following table sets forth, as to each person who currently serves as an executive officer of MISCOR, the person’s age and current position. A description of each executive officer’s principal occupation during at least the past five years follows the table.

No executive officer is related to any other executive officer, current director or nominee of MISCOR, by blood, marriage or adoption. No executive officer was selected pursuant to any arrangements or understandings between the executive officer and any other person.

Name	Age	Position
John A. Martell	53	Chief Executive Officer, President and Chairman of the Board
Richard A. Tamborski	60	Executive Vice President and Chief Operating Officer
James M. Lewis	45	Vice President, Secretary and General Counsel
Bernard L. DeWees	44	President of Magnetech Industrial Services, Inc.
Mary M. Hunt	52	Vice President of Finance

John A. Martell is the founder of our company and has been Chairman of the Board, Chief Executive Officer and President since April 2004. Mr. Martell has been Chief Executive Officer of our subsidiary Magnetech Industrial Services, Inc. since November 2001, President of our subsidiary Martell Electric, LLC since December 2001, President of our subsidiary Ideal Consolidated, Inc. since October 2008, President of our subsidiary HK Engine Components, LLC since February 2005, and Chief Executive Officer of our subsidiary American Motive Power, Inc. since January 2008. Mr. Martell is registered as a Professional Engineer in Indiana and Michigan.

Richard A. Tamborski has been a director of our company and chairman of the Compensation Committee of our Board since October 2005. In December 2007, Mr. Tamborski was appointed as Executive Vice President and Chief Operating Officer of MISCOR. From July 2001 to January 2008, Mr. Tamborski was Vice President of Operations for Alstom Transports Train Life Services, a division of Alstom, a global power and transportation manufacturer based in France. From 2000 to 2001, Mr. Tamborski was Vice President of Sourcing and Logistics for Wabtec Corp., a supplier of components and services to the rail and transit industries.

James M. Lewis joined the company in September 2005 as Vice President, Secretary and General Counsel. Before joining the company, Mr. Lewis was a partner of Barnes & Thornburg LLP, a law firm. During his 13 years with Barnes & Thornburg, Mr. Lewis represented manufacturing companies and other businesses and individuals in contract, commercial, product liability, and employment litigation.

Bernard L. DeWees joined the company as President of our subsidiary 3-D Service, Ltd. upon MISCOR’s acquisition of 3-D Service in November 2007.  Mr. DeWees became President of our subsidiary Magnetech Industrial Services, Inc. on January 1, 2009 in connection with the merger of 3-D Service into Magnetech Industrial Services, Inc. Before joining the company Mr. DeWees was President and owner of 3-D Service, which he founded in March 2002. Before founding 3-D Service, Mr. DeWees held various positions within ABB Ltd., where he was responsible for the Rotating Equipment Service and Coil Manufacturing for the United States. During his time with ABB, Mr. DeWees obtained Certification at the ABB Management schools in Brussels, Belgium and the Fuqua School of Business at Duke University.

Mary M. Hunt joined MISCOR as Corporate Controller on April 28, 2008.  She was appointed to her current position of Vice President of Finance on February 10, 2009.  Ms. Hunt served as Chief Financial Officer of Furniture Find Corporation, an internet retailer, from March 2003 to November 2007.  Ms. Hunt is a certified public accountant.

Ownership of MISCOR Stock

The following table describes the shares of our common stock that the following persons beneficially owned as of the Record Date:

●	each of our current directors, including the nominee for election;

●
our Chief Executive Officer and each of our two most highly compensated executive officers serving at the end of 2008 (other than our Chief Executive Officer) whose total compensation during 2008 exceeded $100,000 (together as a group, the “named executive officers”);

●	all of our current directors, including the director nominee, and executive officers as a group; and

●	each other person known by us to beneficially own more than five percent of the outstanding shares of our common stock.

Information with respect to current directors, including the director nominee, and named executive officers is based on our records and data supplied by each of the current directors and named executive officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock (other than any such beneficial owner who is also a named executive officer) is based on filings those persons have made with the SEC.

	Amount and Nature of Beneficial Ownership as of the Record Date[1]
Name of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power[2]	Total	Percent of Class[3]
Directors Who Are Not Named Executive Officers
William J. Schmuhl, Jr. Current Director	11,000[4]	0	11,000	*

Named Executive Officers
John A. Martell Chief Executive Officer, President and Chairman of the Board; Current Director and Director Nominee	0	3,938,800[5,6]	3,938,800	30.4
Richard J. Mullin[7] Vice President, Treasurer and Chief Financial Officer	19,175	0	19,175	*
Richard A. Tamborski Executive Vice President and Chief Operating Officer; Current Director	5,000[4,8]	0	5,000	*
All Directors and Executive Officers as a group (6 persons)[9]	149,039	3,940,400	4,089,439	31.6

Other 5% Beneficial Owners
Jeffrey L. Gendell[10] c/o Tontine Capital Management, L.L.C 55 Railroad Avenue, 1st Floor, Greenwich, Connecticut 06830	5,833,332[10]	0	5,833,332	49.6

*
Represents less than 1.0% of the outstanding shares of our common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote (3) below.

(1)	Includes shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.

(2)
Includes shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.

(3)
Based on, for each shareholder, 11,749,418 shares of our common stock issued and outstanding as of the Record Date plus, with respect to certain Beneficial Owners, the number of shares issuable to them upon exercise of stock options or debt conversion options described herein.

(4)	Includes 1000 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at the exercise price of $6.25 per share.
(5)
Includes 1,200,000 shares that are issuable upon conversion of a promissory note payable to Mr. Martell at a conversion price of $2.50 per share. The conversion option continues for so long as amounts are outstanding on the promissory note. The promissory note matures on December 31, 2014, but may be prepaid at any time.

(6)
In connection with the purchase by Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) of shares of our common stock, Mr. Martell granted to Tontine a limited irrevocable proxy to vote his shares of common stock in connection with certain matters described below under “Changes in Control.” On all other matters, Mr. Martell has sole voting power with respect to these shares.  Mr. Martell has sole investment power with respect to these shares.

(7)	On February 6, 2009, Richard J. Mullin resigned his positions as Vice President, Treasurer and Chief Financial Officer effective February 15, 2009.
(8)
Includes 4,000 shares of restricted stock acquired under our 2005 Restricted Stock Purchase Plan, under which each holder of restricted shares agrees to any sale or liquidation of our company approved by holders of a majority of our outstanding common stock, and grants to such holders a proxy with respect to the restricted shares to effect such sale or liquidation.

(9)
Includes 1,000 shares of restricted stock owned by Mary M. Hunt, Vice President of Finance; includes 149,039 shares owned by Bernard L. DeWees, President of Magnetech Industrial Services; includes 3,000 and 1,000 shares of common stock issuable to James M. Lewis upon exercise of options granted to him under our 2005 Stock Option Plan at exercise prices of $6.25 and $5.375 per share, respectively; includes 4,200 shares of restricted stock acquired by James M. Lewis under our 2005 Restricted Stock Purchase Plan; includes 1,600 shares owned by James M. Lewis; and excludes shares owned by Richard J. Mullin who resigned his positions as Vice President, Treasurer and Chief Financial Officer effective February 15, 2009.

(10)
Includes 4,666,666 shares of common stock directly owned by Tontine Capital Partners, L.P. (“TCP”) and 1,166,666 shares of common stock directly owned by Tontine Capital Overseas Master Fund, L.P. (“TMF”).  Tontine Capital Management, L.L.C. (“TCM”) is the general partner of TCP and Tontine Capital Overseas GP, L.L.C. (“TCO”) is the general partner of TMF.  Mr. Gendell is the managing member of TCM and TCO and in such capacity has voting and investment control over the shares of common stock owned by TCP and TMF.   Excludes shares of common stock held by John A. Martell respect to which Mr. Martell granted to Tontine a limited irrevocable proxy to vote such in connection with certain matters described below under “Changes in Control.”

Changes in Control

Transations.  In separate tranactions occuring on January 18, 2007 and November 30, 2007, we sold an aggregate of 145,833,333 shares of our common stock (or 5,833,333 shares after giving effect to a 1-for-25 reverse stock split of our common stock which became effective on January 14, 2008, which is referred to herein as the “Reverse Stock Split”) to Tontine.  Before we sold shares to Tontine in the January 18, 2007 transaction, John A. Martell, our Chief Executive Officer, President and Chairman of the Board, beneficially owned 66.9% of our outstanding common stock. Immediately after the stock sale, Mr. Martell beneficially owned 46.9% of the outstanding shares of common stock.  Before we sold shares to Tontine in the November 30, 2007 transaction, Mr. Martell and Tontine beneficially owned approximately 37.9% and 33.2%, respectively, of the outstanding shares of common stock. Immediately after the stock sale to Tontine and the issuance of our common stock in connection with a business acquisition funded in part by the proceeds of such sale to Tontine, Mr. Martell and Tontine beneficially owned approximately 32.0% and 52.5% of our outstanding shares of common stock, resulting in a change in control of MISCOR.

In connection with the stock sales described above, we and Mr. Martell granted the following rights to Tontine:

Board Designee(s).  We granted Tontine the right to appoint members to our Board of Directors as follows:

●	if Tontine or its affiliates hold at least 10% of our outstanding common stock, Tontine has the right to appoint one member of our Board of Directors;

●
if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of five or fewer directors, Tontine has the right to appoint one member of our Board of Directors; and

●	if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of six or more directors, Tontine has the right to appoint two members of our Board of Directors.

Our Board currently consists of three directors. We also agreed that, for as long as Tontine has the right to appoint directors, the number of directors on our Board will not exceed seven.

Board Observer. In addition to Tontine’s right to appoint directors, we granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.

Future Offerings. We granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.

Future Acquisitions. We agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 50% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy. Mr. Martell granted Tontine a proxy to vote his shares of our common stock for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights. We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act.  Pursuant to a registration rights agreement with Tontine, we agreed to register the shares issued to Tontine for resale with the SEC. We filed a registration statement on Form S-1 with the SEC on July 13, 2007, covering the 2,500,000 shares (post-Reverse Stock Split) sold Tontine on January 18, 2007. The SEC declared this registration statement effective on September 2, 2008.  We filed a registration statement on Form S-1 with the SEC on October 22, 2008 covering the 3,333,333 shares (post-Reverse Stock Split) sold to Tontine on November 30, 2007.  The SEC has not yet declared this registration statement effective.

On February 28, 2008, various investors converted approximately $2.69 million of our subordinated convertible debentures into 316,013 shares (post-Reverse Stock Split) of our common stock.  As a result, Tontine’s percentage ownership of our outstanding shares was reduced to approximately 49.8%.  Despite Tontine’s ownership percentage falling below 50%, we believe that Tontine retained effective control of MISCOR.

On September 12, 2005, MISCOR and Magnetech Industrial Services, Inc., our wholly-owned subsidiary, executed a conversion option in favor of John A. Martell.  The conversion option grants to Mr. Martell the right to convert at any time and from time all or any part of the obligations owed to him under a promissory note issued to him by Magnetech Industrial Services, Inc. on December 31, 2003 in the original principal amount of $3,000,000.  The conversion price is fixed at $2.50 per share, after giving effect to the Reverse Stock Split.  No principal has yet been paid to Mr. Martell.  If in the future Mr. Martell exercises the conversion option to acquire additional shares of common stock, or if there are additional conversions or exercises of our outstanding convertible securities, Tontine’s percentage ownership of our common stock may be further reduced, which may result in a change in effective control of MISCOR.

On April 14, 2009, the Company’s $3,000,000 note payable to John A. Martell was amended whereby monthly principal and interest payments under the note were suspended until February 1, 2010.  Interest will continue to accrue at the new rate of the greater of 5% or the prime rate plus 1%.  All accrued interest on the note will be paid on February 1, 2010, and interest will be paid monthly thereafter.  Monthly principal payments in the amount of $50,000 will be due and payable beginning on February 1, 2010 and continuing until December 31, 2014, when all remaining principal and accrued interest on the Note will become due and payable in one lump sum amount.

Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the named executive officers for our fiscal years ended December 31, 2008 and 2007.

Summary Compensation Table for 2008 and 2007
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compen-sation ($)	Other Compen-sation ($)	Total ($)
John A. Martell Chief Executive Officer, President and Chairman of the Board	2008 2007	$150,000 $141,563	- -	- -	- -	$13,229[2] -	$163,229 $141,563
Richard J. Mullin[3] Vice President, Treasurer and Chief Financial Officer	2008 2007	$130,461 $121,077	$6,503 -	$3,678 $4,200	$38,100[4] $35,700[4]		$178,742 $160,977
Richard A. Tamborski Executive Vice President and Chief Operating Officer[5]	2008 2007	$192,308 -	$8,521 -	$5,838 -	- -	- -	$206,667 -

(1)
We have made certain assumptions in determining the value of option awards. Effective January 1, 2006, we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. We discuss the assumptions we used in determining the fair value of the option awards under the caption “Equity Incentive Plans – 2005 Stock Option Plan” in Note I to our financial statements, which are included in our annual report that accompanies this proxy statement.

(2)	Includes automobile allowance of $10,558 and 401(k) matching contribution of $2,671.
(3)
On February 6, 2009, Richard J. Mullin resigned his positions as Vice President, Treasurer and Chief Financial Officer effective February 15, 2009.   In connection with his resignation, Mr. Mullin’s Employment Agreement dated September 30, 2005 with MISCOR terminated (other than those provisions of the Employment Agreement that by their terms survive termination of employment).

(4)
Mr. Mullin participated in an incentive program that allowed for an annual incentive of up to 30% of his base salary, with payments to be made quarterly within sixty (60) days of the end of each quarter, based on performance goals or criteria to determined jointly by Messrs. Martell and Mullin.  Under this program, Mr. Mullin was paid $38,100 and $35,700 in 2008 and 2007, respectively.

(5)	Mr. Tamborski joined the Company as its Executive Vice President and Chief Operating Officer on January 14, 2008.

Option Grants

On January 19, 2007 and August 13, 2008, Richard J. Mullin, our Vice President, Treasurer and Chief Financial Officer during 2007 and 2008 (Mr. Mullin resigned effective February 15, 2009), received grants of options under the 2005 Stock Option Plan to acquire 2,000 shares (post-Reverse Stock Split) and 1,500 shares of our common stock, respectively.  The options, which expire in five years after their respective grant dates, are exercisable in 25% cumulative increments on and after the first four anniversaries of their respective grant dates. On January 19, 2007 and August 13, 2008, the time of issuance of the stock options to Mr. Mullin, the estimated fair value of our common stock was $0.215

($5.375 post-Reverse Stock Split) and $10.013 per share, respectively.  On May 15, 2008, Richard A. Tamborski, our Executive Vice President and Chief Operating Officer, received a grant of options under the 2005 Stock Option Plan to acquire 8,000 shares of our common stock.  On May 15, 2008, the time of issuance of the stock options to Mr. Tamborski, the estimated fair value of our common stock was $10.25 per share.  The fair value of our common stock was determined contemporaneously and based upon the average of the high and low selling prices of our common stock on the date of grant. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the company, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option.

Restricted Stock Grants

On January 19, 2007, Mr. Mullin received an offer under our 2005 Restricted Stock Purchase Plan to purchase 30,000 shares of our common stock at a nominal purchase price of $0.001 per share (1,200 shares at a purchase price of $0.025 per share after giving effect to the Reverse Stock Split).  Mr. Mullin accepted his offer on February 1 and was issued 30,000 shares (1,200 shares post-Reverse Stock Split) of common stock on that date.  On May 15, 2008, Mr. Tamborski received an offer under our 2005 Restricted Stock Purchase Plan to purchase 4,000 shares of our common stock at a nominal price of $0.025 per share.  Mr. Tamborski accepted his offer on May 16, 2008 and he was issued 4,000 shares of common stock on that date.  On August 13, 2008, Mr. Mullin received an offer under the Plan to purchase 1,000 shares of our common stock at a nominal price of $0.025 per share.  He accepted his offer on October 14, 2008, and was issued 1,000 shares of common stock on that date.

Dividends on shares purchased under the Plan are payable when, and if declared by the Board of Directors. The shares of restricted stock may be forfeited during the three-year period after purchase upon a termination of employment for any reason other than death or disability.  Accordingly, at the time of his termination of employment on February 15, 2008, Mr. Mullin forfeited 2,200 shares of restricted stock.

Equity Incentive Plans

2005 Stock Option Plan. Our Board of Directors adopted the 2005 Stock Option Plan in August 2005, and it was later approved by our shareholders. The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, and non-statutory stock options to our executive employees who are materially responsible for the management and operation of our business, and to our directors.

A total of 200,000 shares of common stock (5,000,000 shares before giving effect to the Reverse Stock Split) are reserved for issuance under the Plan. This number is subject to adjustment as a result of a stock split, combination of shares, recapitalization, merger or other transaction resulting in a change in our shares. If any option expires or is otherwise terminated, unexercised shares subject to the option become available for other option grants under the Plan.

The Plan is administered by our Board of Directors or a committee of the board designated for that purpose. The grants described above were approved by our full Board of Directors, which has since designated the compensation committee to act as administrator of the Plan. The administrator has the power to determine the persons eligible to participate in the Plan and the terms of each option, including the exercise price, the number of shares subject to the option, whether the option is an incentive stock option or a non-statutory option, and the duration of the option.

The Plan provides that no option may have a duration longer than five years, and that an outstanding option may be deemed cancelled upon, or within certain prescribed periods after, termination of employment or removal as a director, as applicable, depending on the reason for such termination or removal. In addition, after a change in control of our company, options granted under the Plan will be immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The Plan defines a change of control as any merger or consolidation of our company the result of which is that holders of our voting capital stock hold less than 50% of the voting capital stock of the surviving entity, the sale, lease or transfer of all or substantially all of our assets, or approval by our shareholders of a plan of liquidation or dissolution of our company.

During 2007, options to acquire 20,400 shares (post-Reverese Stock Split) of common stock were granted under the Plan.  During 2008, options to acquire 27,200 shares of common stock were granted under the Plan.  As of December 31, 2008, options to acquire a total of 115,000 options have been granted to participants, of which 22,400 have been forfeited, leaving 107,400 shares available for future option grants under the Plan.

           Restricted Stock Purchase Plan. Our Board of Directors adopted the 2005 Restricted Stock Purchase Plan in August 2005, and it became effective as of September 30, 2005. The purpose of the Plan is to attract and retain directors, officers and key employees of MISCOR and instill in them a personal financial interest in causing the equity of MISCOR to grow throughout their careers. We intend on accomplishing these goals by giving eligible directors, officers and key employees the opportunity to purchase shares of MISCOR’s common stock under the Plan. We believe this provides participants in the plan with an increased incentive to work for the success of MISCOR and promotes our long term interests and those of the participants. The Compensation Committee of our Board administers the Plan.

The Board has reserved 100,000 shares of our common stock (2,500,000 shares before giving effect to the Reverse Stock Split) for issuance under the Plan. If the shares of our common stock are increased, decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the company or another corporation as a result of a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or otherwise, then the number of shares reserved under the plan will be adjusted to reflect such action. The Plan will continue indefinitely, provided that our Board may terminate the plan at any time as it deems advisable. However, the Plan may not be terminated to affect any right or obligation created under the plan prior to such termination, unless the affected person consents.

Those directors, officers and key employees of MISCOR and of each of MISCOR’s subsidiaries who are designated by the Compensation Committee for participation in the Plan are eligible to be issued shares of restricted stock under the Plan. The restricted shares purchased by a participant under the Plan are subject to complete forfeiture if, during the three-year period after the shares are purchased, the participant’s employment is terminated for any reason other than death or disability. If a participant’s employment is terminated during the three-year restriction period as a result of death or disability, or after the expiration of the restriction period for any reason, the participant must sell the restricted shares back to the company at their fair market value (which generally will be equal to an average of the closing bid and asked prices of the company’s common stock as quoted on the NASD’s OTC Bulletin Board for the five days immediately preceding the date of termination of employment). In the event of a sale of our company or our company’s liquidation, the foregoing restrictions will lapse.  Any other transfer or attempted transfer of a participant’s shares except as described above will be null and void. The Plan defines a sale of our company as the sale of all of our capital stock (whether by direct sale or through a merger, share exchange or other business combination) or the sale of substantially all of our assets.

During 2007, 155,000 shares of restricted stock were granted under the Plan (6,200 shares after giving effect to the Reverse Stock Split).  During 2008, 16,000 shares of restricted stock were granted under the Plan. As of December 31, 2008, 34,200 shares of restricted stock have been granted to participants, of which 3,000 have been forfeited, leaving 68,800 shares available for future offers and issuance under the Plan.

Outstanding Equity Awards at Fiscal Year End 2008
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1,2]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1,2]	Option Exercise Price ($)[1]		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1,3]	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard J. Mullin	3,000	1,000	$6.25		9/30/10	2,200	$4,664[4]
	1,000	1,000	$6.25		8/3/11
	500	1,500	$5.375		1/19/12
	–	1,500	$10.01	[3]	8/13/13
Richard A. Tamborski	–	8,000	$10		5/15/08	4,000	$8,480[4]

(1)	Gives effect to the 1-for-25 Reverse Stock Split approved by our Board of Directors on November 30, 2007, and which became effective on January 14, 2008.
(2)
Represents options awarded under the 2005 Stock Option Plan by our Compensation Committee. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of MISCOR, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The options are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date.

(3)
Represents shares issued pursuant to an accepted offer to purchase such shares at a nominal price equal to $0.025 per share under the 2005 Restricted Stock Purchase Plan (giving effect to the Reverse Stock Split). Dividends are payable on these shares when, and if declared by the Board of Directors. The transfer and forefeiture restrictions applicable to these shares lapse on the third anniversary of the date the restricted shares were intially purchased.

(4)	Based on the $2.12 closing price of our common stock on December 31, 2008.

Employee Stock Purchase Plan

Our Board of Directors adopted the Employee Stock Purchase Plan as of January 1, 2007, and it became effective on March 23, 2007.  The Plan, which is tax qualified, was approved by our shareholders, and is administered by the Compensation Committee of our Board.  The purpose of the Plan is to provide a benefit and retention incentive to eligible employees by providing them with the opportunity to purchase shares of our common stock at a discounted price.  All of our and our subsidiaries’ employees are eligible to participate in the Plan, other than any employee who is employed for less than six months, works less than 20 hours per week, or is an officer who is also a “highly compensated employee” within the meaning of the Internal Revenue Code.

Our Board reserved 640,000 shares of our common stock (16,000,000 before giving effect to the Reverse Stock Split) for issuance under the Plan, subject to adjustment if the outstanding shares of common stock changes due to any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or similar transaction.  We may issue up to 64,000 shares under the Plan during any calendar year.  The Plan will terminate on December 31, 2016 or, if earlier, when participants have purchased all of the shares reserved for issuance under the Plan.

Eligible employees elect to participate in the Plan through regular payroll deductions, on an after-tax basis, of between 2% and 8% of total compensation. The annual maximum deduction per employee is $5,000.  Each quarter, we offer shares to eligible employees under the Plan.  At the end of each offering period, we use all the contributions in the participating employees’ respective accounts to purchase common stock at a price equal to 90% of the fair market value of the stock on the first day of the offering period or last day of the offering period, whichever is less.  After each offering period the purchased shares are issued to the respective participating employees, who have all the rights and privileges of a shareholder with respect to such shares.

We issued 10,171 shares of our common stock to participating employees for payroll deductions withheld during 2007. We issued 17,282 shares of our common stock to participating employees for payroll deductions withheld during 2008, leaving 612,547 shares available for issuance under the Plan.

401(k) Plan

In 2002, our Board of Directors adopted the Magnetech 401(k) Plan for non-union employees, which is intended to be a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Under the terms of the Plan, eligible employees may elect to contribute up to 75% of their eligible compensation as salary deferral contributions to the Plan, subject to certain statutorily prescribed limits. In addition, eligible employees may elect to contribute an additional amount of their eligible compensation as a catch-up contribution to the Plan, provided that such eligible employees are anticipated to reach age 50 before the end of the applicable year and subject to certain statutorily prescribed limits.

The Plan also permits, but does not require, that we make discretionary matching contributions. We made discretionary matching contributions to the Plan in 2007 and 2008.  Because the Plan is a tax-qualified plan, we can generally deduct contributions to the Plan when made, and such contributions are not taxable to participants until distributed from the Plan. Pursuant to the terms of the Plan, participants may direct the trustees to invest their accounts in selected investment options.

We also have adopted a 401(k) plan for union employees.

Employment Agreements

On September 30, 2005, we entered into employment agreements with John A. Martell and Richard J. Mullin. Each agreement had an initial three-year term that will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement.  Each of the agreements automatically renewed for an additional one-year period ending December 31, 2009.

On August 20, 2008, we entered into an employment agreement with Richard A. Tamborski, which agreement contains terms substantially similar to the terms of our employment agreements with Messrs. Martell and Mullin.

Each employment agreement provides for certain benefits to the executive if employment is terminated by us for cause, by the executive without good reason, or due to death or disability. In those events, we are obligated to pay the executive his base salary through the date of termination with credit for earned but unused vacation, and to honor any vested benefits under our existing benefit plans and any other agreements with the executive.

On February 15, 2009, Richard J. Mullin’s employment agreement terminated in connection with his resignation from the company.  Mr. Mullin terminated his employment with the company without good reason and so was entitled to the foregoing benefits in connection with his resignation.

If the executive’s employment is terminated by us without cause, or by the executive for good reason, we are required to pay the executive, as severance pay, the following:

●	within two business days following termination, his base pay through the end of the month with credit for earned but unused vacation;

●	an amount equal to a multiple of the executive’s base salary in installments over varying periods in accordance with our usual payroll periods. The multiple and periods vary by executive as follows:

Name	Multiple of Base Salary	Period
John A. Martell	1.9 (up to $180,000 per year)	3 years

Richard A. Tamborski	2.0	2 years

●
an amount equal to the most recent annual profit sharing and/or incentive bonus received by the executive, prorated for the portion of the current year for which the named executive officer was employed, or, if greater, the amount which would be due under the profit sharing and/or incentive bonus plans applicable to the executive for the then current year calculated as of the effective date of termination, such amount to be reduced by any payment previously received during the current year as part of the profit sharing and/or incentive bonus plans. This payment is to be made in substantially equal installments in accordance with our usual payroll periods over the time period that the named executive officer receives base salary payments;

●	up to $10,000 for outplacement services by an outplacement firm; and

●
for one year and at our expense, we are required to maintain (or provide substantially similar) medical insurance and reimbursement plans and other programs or arrangements in which the executive was entitled to participate immediately prior to the date of termination.

Nonequity Bonus Incentive Plan

Mr. Mullin participated in an incentive program that allowed for an annual incentive of up to 30% of his base salary, with payments to be made quarterly within sixty (60) days of the end of each quarter, based on performance goals or criteria to determined jointly by Mr. Martell and Mr. Mullin.  Under this program, Mr. Mullin was paid $38,100 in 2008.

Compensation of Directors

We pay our non-employee directors an annual retainer of $4,000, plus $750 for each full board meeting and $500 for each committee meeting attended. If, however, a director attends the meeting by telephone rather than in person, the fees are reduced to $500 for a full board meeting and $300 for a committee meeting. In addition, our directors are eligible to receive stock option grants under our 2005 Stock Option Plan and offers to purchase restricted stock under our 2005 Restricted Stock Plan. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

In 2008, two of our directors, John A. Martell and Richard A. Tamborski, were employed by MISCOR as named executive officers.  As employees, neither Mr. Martell nor Mr. Tamborski were eligible for any compensation for their services as directors.

The following table summarizes compensation awarded to our non-employee director, Mr. William J. Schmuhl, Jr., for 2008:

Director Compensation in 2008
Name	Fees Earned or Paid in Cash ($)[1]	Option Awards ($)[2]	Total ($)
William J. Schmuhl, Jr.	$8,250	–	$8,250

(1)	In 2008, we paid Mr. Schmuhl $8,250 for attending regular meetings of the Board of Directors and meetings of the Compensation Committee.

(2)
No option awards were made under our 2005 Stock Option Plan during 2008 to Mr. Schmuhl. As of December 31, 2008, Mr. Schmuhl had 2,000 options outstanding under our 2005 Stock Option Plan, of which 1,000 were unvested and not exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock to file reports with the SEC regarding their ownership of, and transactions in, our common stock. Our directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of the reports we received, and on written representations from certain reporting persons, we believe that the following executive officers of MISCOR each failed to file one Form 4 involving one transaction on a timely basis certain reports required by Section 16(a) of the Exchange Act during 2008: Richard J. Mullin, James M. Lewis, and Richard A. Tamborski.  We have no knowledge of a failure by any of the foregoing executive officers to file a report required under Section 16(a) of the Exchange Act.  We believe that all other Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were satisfied in a timely manner during 2008.

Transactions with Certain Related Persons

Leases with Martell Entities.  We lease several buildings from various entities owned by JAM Fox Investments, LLC. John A. Martell, our Chief Executive Officer, President and Chairman of the Board, owns JAM Fox Investments, LLC. Following is a summary of such leases in effect as of December 31, 2008.

Lessor	Location	Expiration Date	Monthly Rental
JAM Summer Properties LLC	Hammond, Indiana	August 3, 2010	$9,371
JAM Bev Properties LLC	Boardman, Ohio	May 5, 2012	$4,620[1]
JAM Walnut Properties LLC	South Bend, Indiana	December 31, 2014	$9,200[2]
JAM Hutson Properties LLC	Mobile, Alabama	Month-to-month	$4,600

(1)	Monthly rental increases to $4,851 on May 5, 2009.
(2)	Monthly rental increased to $9,660 on January 1, 2009 and will increase to $10,143 on January 1, 2012.

Effective January 1, 2007, we entered into a five-year lease agreement with a limited liability company owned by Mr. Martell’s adult children for a property in South Bend, Indiana to house the operations of our electrical contracting business. The annual rental for the new lease is $89,000.

We lease our Hagerstown, Maryland, facility from a partnership, one partner of which is an officer of our subsidiary HK Engine Components, LLC.  The annual rent under this lease is approximately $150,000, and the lease expires in July 2011.

We lease our Massillon, Ohio, facility from a limited liability company, one member of which is a corporation of which an officer of our subsidiary Magnetech Industrial Services, Inc., is a beneficial owner.  The annual rent under this lease is approximately $540,000, and the lease expires in November 2017.

On December 31, 2003, our subsidiary Magnetech Industrial Services, Inc. issued a promissory note to Mr. Martell in the original principal amount of $3,000,000.  The loan evidenced by the promissory note bears interest at an annual rate of 1% below the prime rate as published by The Wall Street Journal, and is payable monthly. The loan matures on December 31, 2013, subject to earlier prepayment at our option. The repayment obligations under the promissory note are subordinated in priority and right of payment to our senior credit facility.  On September 12, 2005, MISCOR and Magnetech Industrial Services, Inc. granted Mr. Martell an option to convert the obligations owed to him under the promissory note into our common stock at a fixed conversion price of $2.50 per share, after giving effect to the Reverse Stock Split.  The amount of interest paid to Mr. Martell on the promissory note during 2008 was $123,293.

Note Amendment.  On April 14, 2009, the Company’s $3,000,000 note payable to John A. Martell was amended whereby monthly principal and interest payments under the note were suspended until February 1, 2010.  Interest will continue to accrue at the new rate of the greater of 5% or the prime rate plus 1%.  All accrued interest on the note will be paid on February 1, 2010, and interest will be paid monthly thereafter.  Monthly principal payments in the amount of $50,000 will be due and payable beginning on February 1, 2010 and continuing until December 31, 2014, when all remaining principal and accrued interest on the Note will become due and payable in ione lump sum aount.

Policies for Transactions with Related Persons.  Transactions and relationships that involve directors, officers or other related persons and that constitute a conflict with our interests are prohibited.  The Board of Directors must approve any exceptions to this policy.  Any transaction between us and a related person must be made or entered into on terms that are no less favorable to us than those that we can obtain from unaffiliated third parties. In addition, all material affiliated transactions and loans and any forgiveness of loans must be approved by a majority of those directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or to independent legal counsel.  In connection with related party transactions, the Board may engage independent consultants to provide opinions regarding fair market value.  Except as otherwise noted, the transactions described above were approved by a majority of those directors who do not have an interest in the described transactions.

Board of Directors Report on Audit Matters

Our entire Board of Directors performs the functions typically performed by an audit committee. In such capacity, we have reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2008 with management. We have also discussed with the independent registered public accounting firm, Asher & Company, Ltd., the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions described above, we have determined to include the audited consolidated financial statements of MISCOR for the fiscal year ended December 31, 2008 in MISCOR’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008.

SUBMITTED BY THE BOARD OF DIRECTORS
John A. Martell, Chairman
William J. Schmuhl, Jr.
Richard A. Tamborski

Proposal 2:  Ratification of Auditors

The Board of Directors recommends that the shareholders ratify the Board’s selection of Asher & Company, Ltd. as our independent registered public accounting firm to audit the consolidated financial statements of MISCOR and our subsidiaries for the fiscal year ending December 31, 2009. A representative from Asher is expected to be available by teleconference during the meeting to make a statement if he desires to do so and to respond to appropriate questions.

The appointment of Asher will be ratified if holders of outstanding shares of our common stock cast more votes favoring the proposal than votes cast opposing the proposal. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal. If the shareholders fail to ratify the appointment, the Board of Directors will consider a change in auditors for the next year. Even if the shareholders ratify the Board’s selection of Asher, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that a change would be in the best interest of the company and our shareholders.

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Asher & Company, Ltd. as independent auditors.

Independent Registered Public Accounting Firm

Accountants

Our Board of Directors has determined to retain Asher & Company, Ltd. as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2009.

Fees

The following is a description of fees billed to us by Asher during the last two fiscal years.

Audit Fees.  Audit fees include fees for the annual audit of our consolidated financial statements in 2007 and 2008, review of interim financial statements included in our quarterly reports on Form 10-Q during 2007 and 2008, review of registration statements filed with the SEC in 2007 and 2008, and the issuance of consents.  Asher billed us aggregate audit fees of $254,000 for the year ended December 31, 2008, and $165,000 for the year ended December 31, 2007.

Audit-Related Fees.  In 2007, Asher audited the financial statements of Ideal Consolidated, Inc., which we were required to file with the SEC in connection with our acquisition of that company. For these services, Asher billed us aggregate audit-related fees of $56,000 for the year ended December 31, 2007.  In 2008, Asher audited the financial statements of 3-D Services, Ltd. which we were required to file with the SEC.  For these services, Asher billed us aggregage audit related fees of $88,000 for the year ended December 31, 2008.

Tax Fees.  Asher did not bill us for any tax services for the years ended December 31, 2008 and 2007.

All Other Fees.  Asher did not bill us for any other fees for the years ended December 31, 2008 and 2007.

Pre-Approval Policies and Procedures

Our Board of Directors approves in advance all audit, audit-related, tax and other services performed by our independent registered public accounting firm.

Other Business

Except as set forth in this proxy statement, our management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of our Board of Directors on those matters, and discretionary authority to do so is included in the proxy.

Delivery of Proxy Statement

We will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the meeting. We will reimburse brokers and other nominees for costs they incur in mailing proxy materials to beneficial owners in accordance with applicable rules. We do not expect any directors, officers or employees to solicit proxies by telephone, electronically or by other means of communication. If our directors, officers or employees were to solicit proxies, they would receive no additional compensation for their services.

Multiple MISCOR shareholders who share an address may receive only one copy of this proxy statement and our 2008 Annual Report to Shareholders from us or their broker, bank or other nominee, unless contrary instructions are received. We will promptly deliver a separate copy of this proxy statement and 2008 Annual Report to Shareholders to any shareholder who resides at a shared address, to which a single copy of the documents was delivered, if the shareholder makes a request to our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619.  Beneficial owners sharing an address who are receiving multiple copies of this proxy statement and 2008 Annual Report to Shareholders and who wish to receive a single copy of each at the same address in the future will need to contact their broker, bank or other nominee.

Shareholder Proposals and Director Nominations for 2009 Meeting

We did not receive within the required time periods for submission any shareholder proposals or shareholder nominations for director candidates for presentation at the 2009 Annual Meeting of Shareholders.

Shareholder Proposals for 2010 Meeting

If you are a shareholder and wish to have a proposal presented at our 2010 Annual Meeting of Shareholders and included in the proxy statement and form of proxy relating to that meeting, you must submit the proposal in writing to us at least 120 days before May 1, 2010 (which is January 1, 2010) and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If you are a shareholder and wish to have a proposal presented at our 2010 Annual Meeting of Shareholders, but not included in the related proxy statement and form of proxy, you must submit the proposal in writing at least 120 days before the meeting date. If we give notice of or publicly disclose the meeting date less than 130 days before the meeting, a shareholder proposal will be considered timely if we receive written notice of the proposal no later than 10 days after we mailed notice of or publicly disclosed the meeting date. If we hold the meeting on the date described in our By-Laws (the first Tuesday in May), it will be deemed to have been publicly disclosed. If we receive notice of a shareholder proposal after the date described above, the proxy card for the 2010 Annual Meeting of Shareholders will give the designated proxy holder discretionary authority to vote as he or she deems appropriate, even though there is no discussion of the proposal in our proxy statement for that annual meeting.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

●	the shareholder’s name, record address, and beneficial ownership of shares of our common stock;
●	a brief description of the proposal and the reasons for presenting the proposal at the meeting; and
●	any material interest of the shareholder in the proposal.

Shareholder proposals should be sent to the attention of our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619.

Director Nominations by Shareholders for 2010 Meeting

Shareholders may nominate persons for election as directors at our 2010 Annual Meeting of Shareholders if they follow the procedures in our By-Laws. Pursuant to Section 12 of Article III of our By-Laws, a shareholder entitled to vote for the election of directors may nominate persons for the election of directors by submitting a notice in writing at least 120 days before the meeting date. If we give notice of or publicly disclose the meeting date less than 130 days before the meeting, a shareholder proposal will be considered timely if we receive written notice of the proposal no later than 10 days after we mailed notice of or publicly disclosed the meeting date. If we hold the meeting on the date described in our By-Laws (the first Tuesday in May), it will be deemed to have been publicly disclosed.

Pursuant to our By-Laws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of MISCOR must contain the following items:

●	The shareholder’s name, record address, and beneficial ownership of shares of our common stock,
●	The name of each person to be nominated,
●	The name, age, business address, residential address, and principal occupation or employment of each nominee,
●	Each nominee’s signed consent to serve as a director of MISCOR, if elected,
●	The number of shares of our common stock beneficially owned by each nominee,
●	A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and
●	Any other information concerning the nominee that would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

Shareholder nominations for director candidates should be sent to the attention of our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619.  We will furnish a copy of the provisions of our By-Laws specifying the nomination requirements to any shareholder upon written request to our Secretary at the same address.

Incorporation by Reference

The section in this proxy statement entitled “Board of Directors Report on Audit Matters” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the section into another filing by reference.

MISCOR GROUP, LTD. C/O REGISTRAR AND TRANSFER COMPANY 10 COMMERCE DRIVE CRANFORD, NJ 07016
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MISCO1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MISCOR GROUP, LTD.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL
Proposal 1 • Election of Director. To elect John A. Martell to the Board of Directors of MISCOR for a three-year term expiring in 2012.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL						For	Against	Abstain
Proposal 2 - Ratification of Auditors. To ratify the appointment of Asher & Company, Ltd. as MISCOR's auditors for the fiscal year ending December 31, 2009.						☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

MISCO2

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MISCOR GROUP, LTD.

FOR THE

2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2009

The undersigned appoints John A. Martell and Richard A. Tamborski, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of common stock of MISCOR Group, Ltd. (“MISCOR”) which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of MISCOR to be held at the offices of Barnes & Thornburg LLP, Conference Center, 100 North Michigan Street, South Bend, Indiana, on Thursday, May 14, 2008, at 10:00 a.m. local time, or at any adjournment thereof. This proxy may be revoked at any time by delivering to MISCOR’s Secretary a written notice of revocation or a proxy with a later date, or by voting in person at the Annual Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the proposals stated. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.